UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 5, 2002

                            PREMIER AXIUM ASP, INC..
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

      74047E 20 8                                       88-0422308
      -----------                                       ----------
    (CUSIP Number)                        (IRS Employer Identification Number)

                         C/O CHRISTINE FAVARA, PRESIDENT
            2148 1/2 WEST SUNSET BLVD., LOS ANGELES, CALIFORNIA 90026
                    (Address of principal executive offices)

                                 (213) 483-7044
              (Registrant's telephone number, including area code)


                        WE ARE NOT ASKING YOU FOR A PROXY
                                       AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


Check the appropriate box:
       [ ]  Preliminary Information Statement
       [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
       [X]  Definitive Information Statement



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                               -------------------
                             PREMIER AXIUM ASP INC.
                (Name of Registrant as Specified in its Charter)
                              --------------------


Payment of Filing Fee (Check the appropriate box):

     [X]   No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
           1) Title of each class of securities to which transaction applies:
           2) Aggregate number of securities to which transaction applies:
           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
           4) Proposed maximum aggregate value of transaction: 0
           5) Total fee paid:

     [ ]   Fee paid previously with preliminary materials.
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           1) Amount Previously Paid:
           2) Form, Schedule or Registration No.:
           3) Filing Party:
           4) Date Filed





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                             PREMIER AXIUM ASP, INC.
                           2148 1/2 WEST SUNSET BLVD.
                          LOS ANGELES, CALIFORNIA 90026

                       NOTICE OF ACTION BY WRITTEN CONSENT
                  OF A MAJORITY OF THE OUTSTANDING COMMON STOCK
                             TAKEN ON JUNE 24, 2002

To the Stockholders of Premier Axium ASP, Inc.:

Notice is hereby given that upon Written Consent by the holder of a majority of the outstanding shares of common stock of Premier Axium ASP, Inc. (the "Company"), the number of authorized $0.001 par value shares of the Common Stock of the Company will be increased from 2,000,000,000 to 25,000,000,000. The number of preferred shares authorized remains at 1,000,000. The change was effective on June 24, 2002

Only stockholders of record at the close of business on June 24, 2002 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                        By Order of the Board of Directors


                                        /s/ CHRISTINE FAVARA
                                        --------------------------
                                        Christine Favara, President

This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by Written Consent to amend the Company's Articles of Incorporation.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Premier Axium ASP, Inc., a Nevada Corporation ("Premier "), in connection with resolutions of the Board of Directors and the written consent of a holder of in excess of 50% of the common stock of Premier providing for an amendment to Premier's Articles of Incorporation increasing Premier's authorized common shares from 2,000,000,000 shares of $0.001 par value common stock to 25,000,000,000 shares of $0.001 par value common stock.

The Board of Directors and a person owning the majority of the outstanding voting securities of Premier have unanimously adopted, ratified and approved resolutions to effect the recapitalization. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The Amendment was filed and became effective on June 24, 2002.

The Form 10-QSB filed by Premier with the Securities and Exchange Commission for the period ended March 31, 2002 may be viewed on the Securities and Exchange Commission's web site at in the Edgar Archives. Premier is presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the Recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on June 24, 2002 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 1,277,796,000 shares of $0.001 par value common stock. Four shareholders hold a controlling interest of 639,668,000(51%) shares of the $0.001 par value common stock of the Company as of the record date, representing more than a majority of the company's outstanding common stock. The shareholders, Christine Favara, Tracey Haggerty, Ivonne Delmazzo, and David Majidain consented to and took the action required to effect the amendment to the Company's Articles of Incorporation. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.


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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE
PERCENT STOCKHOLDERS


The following table sets forth information about the beneficial ownership of the Company's Common Stock, (no shares of preferred stock are outstanding) as of June 24, 2002 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group:


------------------- -------------------------------------------- ------------------------------------ ----------------------
 TITLE OF CLASS       NAME AND ADDRESS OF BENEFICIAL OWNERSHIP     AMOUNT AND NATURE OF BENEFICIAL       PERCENT OF CLASS
                                                                              OWNERSHIP
------------------- -------------------------------------------- ------------------------------------ ----------------------
  Common Stock                    Christine Favara                           126,600,000                       9.9%
                              21481/2West Sunset Blvd.
                            Los Angeles, California 90026
------------------- -------------------------------------------- ------------------------------------ ----------------------
  Common Stock                     Tracey Haggerty                            1,068,000                    less than 1%
                              12320 Burbank Blvd. # 303
                          Valley Village, California 91607
------------------- -------------------------------------------- ------------------------------------ ----------------------
  Common Stock          All Officers and Directors as a Group                 1,668,000                        10%
------------------- -------------------------------------------- ------------------------------------ ----------------------
  Common Stock                     David Majidain                            81,000,000                        6.3%
                               8111 Reseda Blvd # 308
                               Reseda California 91335
------------------- -------------------------------------------- ------------------------------------ ----------------------
  Common Stock                     Ivonne Dalmazzo                           431,000,000                      33.7%
                                 9025 Wilshire Blvd.
                                      Suite 400
                           Beverly Hills, California 90211
------------------- -------------------------------------------- ------------------------------------ -------------------------

As of June 24, 2002, the Company had 1,277,796,000 shares of its common voting stock issued and outstanding.

                           VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of Premier and a person owning and having voting power in excess of 50% of the outstanding voting securities of Premier adopted, ratified and approved the change in the authorized shares of Premier .(SEE the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendment.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on June 24, 2002, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Premier 's Articles of Incorporation.

                                     ITEM 2.

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Premier 's Articles of Incorporation or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning Premier , including its Form 10-SB initial registration statement and quarterly reports on Form 10-QSB for the past two quarters, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at

Dated: July 5, 2002

                                             By Order of the Board of Directors



                                             /S/ CHRISTINE FAVARA
                                             ---------------------
                                             Christine Favara, President






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                                   Exhibit "A"

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS


1. Name of Corporation: Premier Axium ASP, Inc.

2. The articles have been amended as follows:
         to increase the authorized shares of $0.001 par value common stock from 2,000,000,000 authorized shares to 25,000,000,000 authorized shares of $0.001 par value common stock; and such shares of common stock shall be issued as the Board of Directors shall determine from time to time.

           The preferred stock shall remain 1 million shares at $10.00 par value. The total amount of shares will be 25 billion (25,000,000), at $0.001 par value and 1 million (1,000,000) at $10.00 par value

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority.

4. Officer Signature:


 /S/ CHRISTINE FAVARA                              /S/ TRACEY HAGGERTY
-------------------------------                    -----------------------------
President & CEO                                    Sec./Treas.


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